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                                                                    EXHIBIT 23.4

                  [Letterhead of George, Morgan & Sneed, P.C.]



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


First Financial Bankshares, Inc.
Abilene, Texas

As independent public accountants, we hereby consent to the use of our report dated January 7, 1995, on the audited consolidated financial statements of Weatherford National Bancshares, Inc. as of December 31, 1994 and 1993, and to all references to our firm included in or made part of this registration statement.


/s/ George, Morgan & Sneed, P.C.



Weatherford, Texas
November 20, 1995